UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)		January 20, 2010
Veritec, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada	000-15113	95-3954373
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
2445 Winnetka Avenue North, Golden Valley, MN 55427
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code		(763) 253-2670
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

	Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective January 20, 2010, Veritec, Inc. (the “Company”) dismissed Lurie Besikof Lapidus & Company, LLP (“Lurie Besikof”) as its independent public accounting firm. The Company’s Board of Directors appointed Weinberg & Company, P.A. (“Weinberg”) as new independent public accountants, effective January 20, 2010. Lurie Besikof’s reports on the Company’s financial statements for the past two fiscal years, with the exception of an uncertainty paragraph about the ability of the Company to continue as a going concern, have not contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended June 30, 2009 and 2008 and subsequently through the date of its dismissal, there were no disagreements with Lurie Besikof on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Lurie Besikof’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years. The Company requested Lurie Besikof to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Lurie Besikof agreed with certain statements. A copy of the letter from Lurie Besikof to the Securities and Exchange Commission dated January 25, 2010, stating whether or not it agrees with the above statements, is included as Exhibit 16.1 to this report.

During the fiscal years ended June 30, 2009 and 2008 and subsequently through the date of Weinberg’s engagement, the Company did not consult Weinberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any disagreement described under Item 304(a)(1)(iv) of Regulation S-K or reportable event described under Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits
16.1           Letter from Lurie Besikof Lapidus & Company, LLP, dated January 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2010                                                                By:                      /s/ Van Thuy Tran
Its Executive Chair and CEO